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                                                               EXHIBIT 9.7


                          PARTICIPATION AGREEMENT

                                   Among

                      NICHOLAS-APPLEGATE SERIES TRUST

                   NICHOLAS-APPLEGATE CAPITAL MANAGEMENT

                                    and

                 ALIAC LIFE INSURANCE AND ANNUITY COMPANY

     THIS AGREEMENT, made and entered into as of this ____ day of January, 1996 by and among ALIAC LIFE INSURANCE AND ANNUITY COMPANY (hereinafter "ALIAC"), a Connecticut life insurance company, on its own behalf and on behalf of its Variable Annuity Account B and such additional separate accounts as may be set forth on Schedule A attached hereto (the "Accounts"); Nicholas-Applegate Series Trust, a business trust organized under the laws of Delaware (hereinafter the "Trust"); and Nicholas-Applegate Capital Management, (hereinafter the "Adviser"), a California limited partnership.

     WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Trust intends to file an application to obtain an order from the Securities and Exchange Commission (the "SEC"), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T) (b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (the "Shared Funding Exemptive Order"); and

     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

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     WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

     WHEREAS, ALIAC has registered or will register certain variable annuity and variable life insurance contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

     WHEREAS, each Account is or will be a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of ALIAC, to set aside and invest assets attributable to variable annuity contracts, including the Contracts; and

     WHEREAS, ALIAC has registered or will register the Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, ALIAC intends to purchase shares in the Portfolio(s) listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of the Accounts to fund the aforesaid Contracts, and the Adviser, or an affiliate, is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

     NOW, THEREFORE, in consideration of their mutual promises, ALIAC, the Trust and the Adviser agree as follows:


ARTICLE I.   SALE OF TRUST SHARES

     1.1. The Adviser, or an affiliate, agrees to sell to ALIAC those shares of the Designated Portfolio(s) which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Transfer Agent for the Trust or its designee of the order for the shares of the Portfolios. For purposes of this Section 1.1, ALIAC shall be the designee of the Transfer Agent of the Trust for receipt of such orders and receipt by such designee shall constitute receipt by the Transfer Agent of the Trust, provided that the Transfer Agent of the Trust receives notice of any such order prior to 9:00 a.m. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

     1.2. The Trust agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by ALIAC and the Account on those days on which the Trust calculates its Designated Portfolio(s)' net asset value pursuant to rules of the SEC, and the Trust shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the


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offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.3. The Trust and the Adviser will not sell shares of the Designated Portfolio(s) to any other insurance company or separate account and ALIAC will not purchase shares of any investment company under the Contracts (other than one advised by ALIAC or an affiliate) unless an agreement containing provisions substantially the same as Sections 2.1, 3.6, 3.7, 3.8, and Article VII of this Agreement is in effect to govern such sales.

     1.4. The Trust agrees to redeem for cash, at ALIAC's request, any full or fractional shares of the Trust held by ALIAC, executing such requests on a daily basis at the net asset value next computed after receipt by the Transfer Agent for the Trust or its designee of the request for redemption. Requests for redemption identified by ALIAC, or its agent, as being in connection with surrenders, annuitizations, or death benefits under the Contracts may be executed within five (5) calendar days after receipt by the Transfer Agent for the Trust or its designee of the requests for redemption subject to the right to suspend redemptions pursuant to the 1940 Act. This Section 1.4 may be amended, in writing, by the parties consistent with the requirements of the 1940 Act and interpretations thereof. For purposes of this Section 1.4, ALIAC shall be the designee of the Transfer Agent for the Trust for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Trust, provided that the Trust receives notice of any such request for redemption by 9:00 a.m. Eastern Time on the next following Business Day.

     1.5. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof).

     1.6. ALIAC shall pay for Trust shares by 10:00 a.m. Eastern Time on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

     1.7. The Trust shall pay and transmit the proceeds of redemptions of Trust shares by 10:00 a.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof subject to the right to suspend redemptions pursuant to the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

     1.8. Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to ALIAC or to the Account. Shares ordered from the Trust will be recorded in an appropriate title for the Account or in the appropriate sub-account of the Account.

     1.9. The Trust or its designee shall furnish same day notice (by wire or telephone, followed by written confirmation) to ALIAC of any income, dividends or


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capital gain distributions payable on the Designated Portfolio(s)' shares.
ALIAC hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Trust shall notify ALIAC by the end of the following Business Day of the number of shares so issued as payment of such dividends and distributions.

     1.10. The Trust or its designee shall make the net asset value per share for each Designated Portfolio available to ALIAC on a daily basis as soon as is reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern Time. If the Trust or its designee provides ALIAC with incorrect per share net asset value information or incorrect information regarding dividend or capital gains distributions, for any Designated Portfolio through no fault of ALIAC, ALIAC, on behalf of the Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect (as of the date the incorrect net asset value per share or dividend or capital gains distribution information was provided) the correct net asset value per share or dividend or capital gains distribution only, if and to the extent necessary, ALIAC is required to make adjustments to the number of units credited and/or unit values for the Contracts for the periods affected.
In addition, to the extent that such adjustment in the number of shares to reflect the correct net asset value per share or dividend or capital gains distribution is not sufficient to compensate ALIAC for reasonable and necessary expenses and/or losses it has incurred in making required adjustments to owners of Contracts as a result of incorrect per share net asset value or dividend or capital gains distribution information, the Trust or its designee shall assume and/or compensate ALIAC for any such reasonable and necessary expenses and/or losses, provided that such incorrect per share net asset value or dividend or capital gains distribution information did not arise out of or result from ALIAC's misfeasance, bad faith, negligence, or disregard of its duties under this Agreement. In such circumstances, the Trust will request that ALIAC provide adequate supporting data. Any error in the calculation or reporting of net asset value per share, dividend or capital gains information greater than or equal to $.01 per share shall be reported immediately upon discovery to ALIAC. Any error of a lesser amount shall be corrected as soon as practicable.

     1.11. The Trust and the Adviser shall use their reasonable best efforts to enable each Designated Portfolio(s) to remain in compliance with the insurance and other applicable laws of the State of Connecticut and any other applicable state to the extent required to perform this Agreement. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.


ARTICLE II.  REPRESENTATIONS AND WARRANTIES

     2.1. ALIAC represents and warrants that each Account is or will be registered as a unit investment trust under the 1940 Act and the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance


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suitability requirements.  ALIAC further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has or will have legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance law and has registered or will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2. The Trust represents and warrants that Designated Portfolio shares sold pursuant to this Agreement are registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the Securities Exchange Act of 1934 ("1934 Act"), and the 1940 Act and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

     2.3. The Trust reserves the right to adopt a plan pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. In any event, the Trust and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Trust are legitimate and not excessive. To the extent that the Trust decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have a Board, a majority of whom are not interested persons of the Trust, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

     2.4. The Trust represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

     2.5. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of California and any applicable state and federal securities laws.

     2.6. The Trust and the Adviser represent and warrant that all of their officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.7. The Trust will provide ALIAC with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in its registration statement or


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prospectus affecting the Designated Portfolio(s) and any proxy solicitation affecting the Designated Portfolio(s)) and consult with ALIAC in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts.

     2.8.    ALIAC represents, assuming that the Trust complies with
Article VI of this Agreement, that the Contracts are currently treated as annuity contracts or life insurance contracts, as applicable, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such treatment and that it will notify the Adviser and the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.9. ALIAC represents and warrants that it will not purchase Trust shares with assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans.


ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING

     3.1(a). At least annually, the Trust shall provide ALIAC, at ALIAC's expense with camera ready copy of the Trust's prospectus for the Designated Portfolios or as many copies of the Trust's current prospectus for the Designated Portfolio(s) as ALIAC may reasonably request for marketing purposes (including distribution to Contract owners with respect to new sales of a Contract). If requested by ALIAC in lieu thereof, the Adviser or Trust shall provide such documentation (including a final copy of the new prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for ALIAC once each year (or more frequently if the prospectus for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Trust's prospectus for the Designated Portfolio(s) printed together in one document.

     3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information ("SAI") for the Trust be distributed to all Contract purchasers, then the Trust shall provide ALIAC, at ALIAC's expense, with the Trust's SAI or camera ready documentation thereof for the Designated Portfolio(s) in such quantities as ALIAC may reasonably request for marketing purposes (including distribution to Contract owners with respect to new sales of a Contract).

     3.3. The Trust shall also provide such SAI to ALIAC or any owner of a Contract or prospective owner who requests such SAI (although it is anticipated that such requests will be made to ALIAC).

     3.4. The Trust shall provide ALIAC, at ALIAC's expense, with copies of its prospectus, SAI, and other communications to stockholders for the Designated Portfolio(s) in such quantity as ALIAC shall reasonably require for mailing or distribution to Contract owners. In addition, Adviser shall assume all printing expenses in connection with printing a sufficient number of copies for all Contract


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owners with respect to all proxy solicitations materials, voting instruction materials and semi-annual and annual reports that are required to be provided to Contract owners. In the event that ALIAC, at the request of the Adviser, prints such materials and reports upon the receipt of camera ready copy or other mutually acceptable electronic format from the Adviser, the Adviser will reimburse ALIAC for all reasonable printing expenses. ALIAC shall assume all postage and mailing expenses incurred in connection with providing such materials and reports to Contract owners, provided that, if the Adviser is printing such materials, ALIAC receives such materials in a timely manner from the Adviser.

     3.5. It is understood and agreed that, except with respect to information regarding ALIAC provided in writing by that party, ALIAC is not responsible for the content of the prospectus or SAI for the Designated Portfolio(s). It is also understood and agreed that, except with respect to information regarding the Trust, Adviser or the Designated Portfolio(s) provided in writing by the Trust or the Adviser (including, in particular, expense information about the Designated Portfolios that is intended to be included in the fee table portion of the Prospectus for the Contracts), neither the Trust nor the Adviser are responsible for the content of the prospectus or SAI for the Contracts.

     3.6.    If and to the extent required by law, ALIAC shall:

             (i)    solicit voting instructions from Contract owners;

             (ii) vote the Designated Portfolio shares in accordance with instructions received from Contract owners: and

             (iii) vote Designated Portfolio shares for which no instructions have been received in the same proportion as Designated Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. ALIAC reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by it by law. The Adviser reserves the right to vote Trust shares acquired in order to provide "seed money" for the Portfolios, to the extent permitted by law.

     3.7. ALIAC shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio calculates voting privileges in the manner required by any Shared Funding Exemptive Order that may be obtained in the future by the Trust. The Trust agrees to promptly notify ALIAC of any changes of interpretations or amendments to any Shared Funding Exemptive Order obtained by the Trust.

     3.8. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings (except insofar as the SEC may interpret
Section 16 of the 1940 Act not to


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require such meetings) or, as the Trust currently intends, comply with
Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.


ARTICLE IV.  SALES MATERIAL AND INFORMATION

     4.1. ALIAC shall furnish, or shall cause to be furnished, to Nicholas-Applegate Securities, an affiliated broker-dealer of the Adviser, as distributor of the Trust, for its written approval, at least ten (10) Business Days prior to its use, a copy of each piece of sales literature or other promotional material that ALIAC develops or proposes to use.
Such promotional, sales, advertising and training material shall be prepared and reviewed in light of all applicable laws, rules and regulations. All such material shall be approved in writing by Nicholas-Applegate Securities. Nicholas-Applegate Securities, as distributor of the Trust, agrees to respond to requests for such approval on a prompt and timely basis, not exceeding ten (10) Business Days for the initial review of such materials, and five (5) Business Days for any subsequent review of such materials.

     4.2. ALIAC shall not give any information or make any representations or statements on behalf of the Trust or the Adviser or concerning the Trust or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Adviser, except with the written permission of the Trust or Nicholas-Applegate Securities.

     4.3. Nicholas-Applegate Securities, as distributor of the Trust, shall furnish, or shall cause to be furnished, to ALIAC, at least ten (10) Business Days prior to its use, a copy of each piece of sales literature or other promotional material that Adviser or Nicholas-Applegate Securities develops or proposes to use in connection with the sale of the Contracts. Such promotional, sales, advertising and training material shall be prepared and reviewed in light of all applicable laws, rules and regulations. All such material shall be approved in writing by ALIAC, and ALIAC agrees to respond to requests for such approval on a prompt and timely basis, not exceeding ten (10) Business Days for the initial review of such materials, and five (5) Business Days for any subsequent review of such materials.

     4.4. The Trust, the Adviser and Nicholas-Applegate Securities shall not give any information or make any representations on behalf of ALIAC or concerning ALIAC, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to


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time, or in reports for the Account, or in sales literature or other promotional material approved by ALIAC or its designee, except with the written permission of ALIAC.

     4.5. The Trust will provide to ALIAC at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC or the National Association of Securities Dealers, Inc. ("NASD") or other regulatory authorities.

     4.6. ALIAC will provide to the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account (as it relates to the Contracts), contemporaneously with the filing of such document(s) with the SEC, the NASD, or other regulatory authorities.

     4.7. For purposes of this Article IV, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, including electronic media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees and shareholder reports. However, it is anticipated that materials provided solely (a) internally to ALIAC's or the Adviser's own employees or counsel or (b) to certain designated third parties and that are not designed to be provided or communicated in any manner to the general public (e.g. training materials provided to distributors or agents) will not be filed with the NASD or any state securities or insurance regulatory authorities, although such materials will be prepared in accordance with applicable laws.

     4.8. At the request of any party to this Agreement, each other party will make available to the requesting party's independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.


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ARTICLE V.   FEES AND EXPENSES

     5.1. The Trust and the Adviser shall pay no fee or other compensation to ALIAC under this Agreement, and ALIAC shall pay no fee or other compensation to the Trust or the Adviser under this Agreement.

     5.2. All expenses incident to performance by the Trust or the Adviser under this Agreement shall be paid by them. The Trust shall see to it that all shares of the Designated Portfolio(s) are duly registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

     5.3. All expenses incident to performance by ALIAC under this Agreement shall be paid by ALIAC. In this regard, ALIAC shall bear the expenses of routine annual distribution of the Trust's prospectus and distributing the Trust's proxy materials and reports to owners of Contracts offered by ALIAC.


ARTICLE VI.  DIVERSIFICATION AND QUALIFICATION

     6.1. The Trust shall use their best efforts to sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder. The Trust and the Adviser agree that shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts, unless and until the parties otherwise agree in writing.

     6.2. No shares of the Trust will be sold to the general public. However, shares of the Trust may be sold to ALIAC or the Adviser to provide initial seed money to the Portfolios, provided the holding of such shares by ALIAC or the Adviser is in compliance with Section 817(h) of the Code and the regulations thereunder.

     6.3. The Trust and Adviser represent and warrant that the Trust and each Designated Portfolio intends to qualify as a Regulated Investment Company under Subchapter M of the Code, and that the Trust and the Adviser will expend their best efforts to maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

     6.4. The Trust or Adviser will notify ALIAC immediately upon having a reasonable basis for believing that the Trust or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.


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ARTICLE VII. POTENTIAL CONFLICTS AND COMPLIANCE WITH ANY
             SHARED FUNDING EXEMPTIVE ORDER OBTAINED

     7.1. The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Trust shall promptly inform ALIAC if the Board determines that an irreconcilable material conflict exists and the implications thereof.

     7.2. ALIAC and the Adviser will report any potential or existing conflicts of which it is aware to the Board. ALIAC and the Adviser will assist the Board in carrying out its responsibilities under any Shared Funding Exemptive Order obtained by the Trust, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by ALIAC to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by ALIAC with a view only to the interests of its Contract owners.

     7.3. If it is determined by a majority of the Board, or a majority of its trustees who are not interested persons of the Trust, the Adviser or any sub-adviser to any of the Designated Portfolios (the "Independent Trustees"), that a material irreconcilable conflict exists, ALIAC and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Designated Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     7.4. If a material irreconcilable conflict arises because of a decision by ALIAC to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, ALIAC may be required, at the Trust's election, to withdraw the Account's investment in the Trust and terminate this

Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented and, until the end of that six (6) month period, the Adviser and the Trust shall continue to accept and implement orders by ALIAC for the purchase (and redemption) of shares of the Trust.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to ALIAC conflicts with the majority of other state regulators, then ALIAC will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs ALIAC in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Until the end of the foregoing six (6) month period, the Adviser and the Trust shall continue to accept and implement orders by ALIAC for the purchase (and redemption) of shares of the Trust.

     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. ALIAC shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then ALIAC will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs ALIAC in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Trustees.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T) under the 1940 Act, as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.6, 3.7, 3.8, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  INDEMNIFICATION

     8.1.    INDEMNIFICATION BY ALIAC

             8.1(a).   ALIAC agrees to indemnify and hold harmless each of
the Trust, the Adviser, and any sub-advisers and their officers and partners and each member of their Board(s) and each person, if any, who controls any such person within the meaning of the Section 15 of the 1933 Act (each an "Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of ALIAC) or litigation (including legal and other expenses) to which such Indemnified Party may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to ALIAC by or on behalf of the Trust or the Adviser for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by ALIAC or persons under its control) or wrongful conduct of ALIAC or persons under its control, with respect to the sale or distribution of the Contracts or Trust Shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Trust by or on behalf of ALIAC; or

     (iv) arise as a result of any failure by ALIAC to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by ALIAC in this Agreement or arise out of or result from any other material breach of this Agreement by ALIAC;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

             8.1(b).   ALIAC shall not be liable under this
indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

             8.1(c).   ALIAC shall not be liable under this
indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified ALIAC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify ALIAC of any such claim shall not relieve ALIAC from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that ALIAC has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, ALIAC shall be entitled to participate, at its own expense, in the defense of such action. ALIAC also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from ALIAC to such party of ALIAC's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and ALIAC will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

             8.1(d).   The Indemnified Parties will promptly notify ALIAC
of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust.

     8.2.    INDEMNIFICATION BY THE ADVISER

             8.2(a).   The Adviser agrees to indemnify and hold harmless
ALIAC and its directors and officers and each person, if any, who controls ALIAC within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities (or actions in respect thereof) or litigation are related to the sale or acquisition of the Trust's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Trust or the Adviser by or on behalf of ALIAC for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Trust or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to ALIAC by or on behalf of the Trust or the Adviser; or

     (iv) arise as a result of any failure by the Trust or the Adviser to provide the services and furnish the materials required to be provided or furnished by the Trust or the Adviser under the terms of this Agreement (including a failure to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Trust or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

             8.2(b).   The Adviser shall not be liable under this
indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to ALIAC or the Account, whichever is applicable.

             8.2(c).   The Adviser shall not be liable under this
indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense of such action. The Adviser also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

             8.2(d).   ALIAC agrees promptly to notify the Adviser of the
commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

     8.3.    INDEMNIFICATION BY THE TRUST

             8.3(a).   The Trust agrees to indemnify and hold harmless
ALIAC and its directors and officers and each person, if any, who controls ALIAC within the meaning of Section 15 of the 1933 Act (each individually an "Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlement, are related to the operations of the Trust and:

     (i) arise as a result of any failure by the Trust to provide the services and furnish the materials required to be provided or furnished by it under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; or

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

             8.3(b).   The Trust shall not be liable under this
indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to ALIAC, the Trust, the Adviser or the Account, whichever is applicable.

             8.3(c).   The Trust shall not be liable under this
indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Trust has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Trust will be entitled to participate in the defense or to defend against such action and will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

             8.3(d).   ALIAC agrees promptly to notify the Trust of the
commencement of any litigation or proceeding against it or any of its officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Trust.


ARTICLE IX.  APPLICABLE LAW

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California, except the California conflict of laws provisions.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those laws, rules and regulations as the SEC may grant (including, but not limited to, any Shared Funding Exemptive Order obtained by the Trust) and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE X.   TERMINATION

     10.1.   This Agreement shall terminate:

             (a) at the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon six (6) months advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than July 31, 1998; or

             (b) at the option of ALIAC, by thirty (30) days written notice to the other parties with respect to any Designated Portfolio based upon ALIAC's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

             (c) at the option of ALIAC, by thirty (30) days written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by ALIAC; or

             (d) at the option of the Trust, upon thirty (30) days written notice, in the event that formal administrative proceedings are instituted against ALIAC or the principal underwriter of the Contracts by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding ALIAC's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Trust shares, provided, however, that the Trust determines, in its sole judgment exercised in good faith, that any such administrative proceeding will have a material adverse effect upon the ability of ALIAC to perform its obligations under this Agreement; or

             (e) at the option of ALIAC, upon thirty (30) days written notice, in the event that formal administrative proceedings are instituted against the Trust or Adviser by the SEC, the NASD, or any state securities or insurance department or any other regulatory body, provided, however, that ALIAC determines, in its sole judgment exercised in good faith, that any such administrative proceeding will have a material adverse effect upon the ability of the Trust or Adviser to perform its obligations under this Agreement; or

             (f) at the option of ALIAC, by written notice to the Trust and the Adviser with respect to any Designated Portfolio if ALIAC reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof; or

             (g) at the option of either the Trust or the Adviser, if (i) the Trust or the Adviser, respectively, shall determine, in its sole judgement reasonably exercised in good faith, that ALIAC has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on ALIAC's ability to perform its obligations under this Agreement, (ii) the Trust or the Adviser notifies ALIAC of that determination and its intent to terminate this Agreement, AND (iii) after considering the actions taken by ALIAC and any other changes in circumstances since the giving of such a notice, the determination of the Trust or Adviser shall continue to apply, in its sole judgment exercised in good faith, on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

             (h) at the option of ALIAC, if (i) ALIAC shall determine, in its sole judgement reasonably exercised in good faith, that either the Trust or the Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Trust's or the Adviser's ability to perform its obligations under this Agreement, (ii) ALIAC notifies the Trust or the Adviser, as appropriate, of that determination and its intent to terminate this Agreement, AND (iii) after considering the actions taken by the Trust or the Adviser and any other changes in circumstances since the giving of such a notice, the determination of ALIAC shall continue to apply, in its sole judgment exercised in good faith, on the sixtieth
             (60th) day following the giving of that notice, which sixtieth (60th) day shall be the effective date of termination.

     10.2. NOTICE REQUIREMENT. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination.

     10.3. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement or any other agreement between the parties, the Trust and the Adviser shall continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the

Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

     10.4 RESTRICTIONS ON REDEMPTION OF SHARES. ALIAC shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the ALIAC assets held in the Account) except: (a) as necessary to implement Contract owner initiated transactions, (b) as required by with state and/or federal laws or regulations or judicial or other legal precedent of general application (a "Legally Required Redemption") or (c) as permitted by an order of the SEC pursuant to
Section 26(b) of the 1940 Act (if and to the extent that the SEC continues to require the receipt of such an order or any other order of the SEC in order for ALIAC to redeem Trust shares attributable to the Contracts). Upon request, ALIAC will promptly furnish to the Trust and the Adviser an opinion of counsel for ALIAC (which counsel shall be reasonably satisfactory to the Trust and the Adviser) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption or any redemption pursuant to clauses (a), (b) or (c) is permitted without first obtaining an order of the SEC pursuant to Section 26(b) of the 1940 Act. Furthermore, ALIAC may prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts provided that ALIAC first gives the Trust or the Adviser ninety (90) days notice of its intention to do so.

     10.5. SURVIVING PROVISIONS. Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.


ARTICLE XI.  NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust:

                    Nicholas-Applegate Series Trust
                    600 West Broadway, 30th Floor,
                    San Diego, California 92101
                    Attn: Secretary

If to the Adviser:

                    Nicholas-Applegate Capital Management
                          600 West Broadway, 29th Floor,
                    San Diego, California 92101
                    Attn:  General Counsel

If to AETNA:

                    AETNA Life Insurance and Annuity Company
                    151 Farmington Avenue
                    Hartford, Connecticut 06156
                    Attention:  Julie Rockmore, Esq.

with a simultaneous copy to:

                    Maria F. McKeon, Esq.
                    AETNA Life Insurance and Annuity Company
                    151 Farmington Avenue
                    Hartford, Connecticut 06156

or such other address as such party may hereafter specify in writing or by facsimile. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, and shall be effective upon delivery.


ARTICLE XII. MISCELLANEOUS

     12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that such party has been advised is proprietary, except such information that such party is required to disclose by any appropriate governmental authority (including without limitation the SEC, the NASD and state securities or insurance regulators).

     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter, except as otherwise agreed to in writing by the parties. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state securities or insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.


                       AETNA LIFE INSURANCE AND ANNUITY COMPANY

                       By its authorized officer


SEAL                   By:    _____________________________
                       Title: ____________________________
                       Date:  ____________________________



                       NICHOLAS-APPLEGATE SERIES TRUST

                       By its authorized officer

SEAL                   By:  _______________________________
                               E. Blake Moore, Jr.
                       Title:  Secretary
                       Date:_______________________________



                       NICHOLAS-APPLEGATE CAPITAL MANAGEMENT

SEAL                   By:  ______________________________
                               E. Blake Moore, Jr.
                       Title:
                       Date:  ____________________________

                                SCHEDULE A

                                             CONTRACTS AND
SEPARATE ACCOUNTS                            FORM NUMBERS

Variable Annuity Account B              1.   G-CDA-IC (IR) using the
                                             Nicholas-Applegate/ ALIAC
                                             Schedule Page.

                                        2.   G-CDA-IC (NA) using the
                                             Nicholas-Applegate/ALIAC
                                             Schedule Page.

                                SCHEDULE B


DESIGNATED PORTFOLIOS

Nicholas-Applegate Series Trust:

1.  Core Growth Series
2.  Emerging Growth Series
3.  International Growth Series
4.  Value Series
5.  Diversified Income Series
6.  International Fixed Income Series